UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by SCANA Corporation and South Carolina Electric & Gas Company.  Information contained herein relating to any individual company is filed by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
                 OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 25, 2010, SCANA Corporation (“SCANA”), South Carolina Electric & Gas Company (“SCE&G”), South Carolina Fuel Company, Inc. (“SCFC”), and Public Service Company of North Carolina, Incorporated (“PSNC Energy”) closed on new credit facilities totaling $1.5 billion (the “Facilities”) consisting of (i) a $300 million, 5-year revolving credit facility for SCANA, (ii) a $700 million, 5-year revolving credit facility for SCE&G, (iii) a $400 million, 5-year revolving credit facility for SCFC, and (iv) a $100 million, 5-year revolving credit facility for PSNC Energy.  SCANA may request that its Facility be increased to a maximum of $600 million under certain conditions.

SCANA’s Facility replaces a $200 million revolving credit facility; SCE&G’s Facility replaces a $400 million revolving credit facility; SCFC’s Facility replaces a $250 million revolving credit facility; and PSNC’s Facility replaces a $250 million revolving credit facility.  Each borrower’s Facility will be used for general corporate purposes, including liquidity support for the borrower’s commercial paper program and working capital needs and, in the case of SCFC, to finance or refinance the purchase of nuclear and fossil fuels and emission and other environmental allowances.

Interest on borrowings under the Facilities will be calculated at market rates plus a spread based on the borrower’s credit rating for its senior unsecured debt.

The Facilities contain customary representations, covenants and events of default.  Each borrower’s Facility other than SCFC’s requires the borrower to maintain a ratio of consolidated adjusted debt to consolidated total capitalization of not more than 0.7 to 1.  Upon an uncured event of default under a borrower’s Facility, all amounts owing under the Facility, if any, will become immediately due and payable and the lenders may terminate their commitments.

SCANA’s, SCE&G’s and PSNC Energy’s Facilities are unsecured. SCFC’s Facility is secured by its nuclear fuel, fossil fuel and emission and other environmental allowance inventories and, in addition, is guaranteed by SCE&G.

The foregoing summary is qualified in its entirety by reference to the full texts of the credit and related agreements for the Facilities filed as exhibits hereto and incorporated by reference herein.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibits filed with this Current Report on Form 8-K are listed in the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

October 28, 2010	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller

EXHIBIT INDEX

Applicable to Form 8-K of
Exhibit No.	SCANA	SCE&G	Description

99.1	X	X
Five-Year Credit Agreement dated as of October 25, 2010 between SCANA Corporation; the lenders identified therein; Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender; Credit Suisse AG, Cayman Islands Branch and UBS Securities LLC, as Documentation Agents; and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents

99.2	X	X
Five-Year Credit Agreement dated as of October 25, 2010 between South Carolina Electric & Gas Company; the lenders identified therein; Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender; Branch Banking and Trust Company, as Documentation Agent; and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents

99.3	X	X
Five-Year Credit Agreement dated as of October 25, 2010 between South Carolina Fuel Company, Inc.; the lenders identified therein; Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender; Credit Suisse AG, Cayman Islands Branch and UBS Securities LLC, as Documentation Agents; and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents

99.4	X
Five-Year Credit Agreement dated as of October 25, 2010 between Public Service Company of North Carolina, Incorporated; the lenders identified therein; Wells Fargo Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender; and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents